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                                                                     EXHIBIT 3.1

                                                                     [ILLEGIBLE]

                            ARTICLES OF INCORPORATION

                                       OF

                      WESTERN ACQUISITION CONSULTANTS, INC.

         FIRST:   The name of the corporation is WESTERN ACQUISITION
CONSULTANTS, INC.

         SECOND:  The purposes of the corporation are:

         (a) Primarily to render consulting services regarding real and personal property investments, mergers, consolidations and acquisitions.

         (b) Generally to act as financial, commercial or general agents for other persons, businesses, or organizations requiring the aforestated services.

         (c) To engage in any business or transaction which the board of directors of the corporation may from time to time authorize or approve, whether related or unrelated to the business(es) described in paragraphs (a) and (b) above, or to any other business then or theretofore transacted by the corporation.

         (d) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the board of directors of the corporation.

         (e) To transact business anywhere in the world.

         (f) To have and exercise all rights and powers now or hereafter granted to a corporation by law.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each paragraph shall, except where otherwise expressed, not be limited or restricted by reference to or inference from the terms or provisions of any other paragraph, but shall be regarded as independent purposes and powers.

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         THIRD:   The principal office of the corporation for the transaction of business is in Los Angeles County, California.

         FOURTH:  (a) The number of directors of the corporation is three (3).

                  (b) The names and addresses of the persons appointed to act as the first directors are:

STUART M. ROSS                                   280 South Beverly Drive, #402
                                                 Beverly Hills, California 90212

FRED SOLOMON                                     280 South Beverly Drive, #402
                                                 Beverly Hills, California 90212

HOWARD BIERMAN                                   280 South Beverly Drive, #402
                                                 Beverly Hills, California 90212

         FIFTH:   The corporation is authorized to issue only one class of
shares having a total number of 20,000 shares. All such shares have a par value of $1.00, and the aggregate par value of such shares is $20,000.00.

         SIXTH:   No distinction shall exist between the shares of the
corporation or the holders thereof.

         IN WITNESS WHEREOF, the undersigned, who are the incorporators and the above-named first directors of this corporation, have executed these Articles of Incorporation on March 9, 1972.

                                              /s/ STUART M. ROSS
                                              ----------------------------------
                                                  STUART M. ROSS

                                              /s/ FRED SOLOMON
                                              ----------------------------------
                                                  FRED SOLOMON

                                              /s/ HOWARD BIERMAN
                                              ----------------------------------
                                                  HOWARD BIERMAN

                                      -2-

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STATE OF CALIFORNIA             )
                                ) ss
COUNTY OF LOS ANGELES           )

On 10 March 1972, before me, the undersigned, a Notary Public in and for said State, personally appeared Stuart M Ross known to me to be the person whose name is subscribed to the within Instrument and acknowledged that he executed the same.

WITNESS my hand and official seal. /s/ Ladean Lore
                                   ---------------
                                       Ladean Lore

                                                                [OFFICIAL STAMP]

STATE OF CALIFORNIA             )
                                ) ss
COUNTY OF LOS ANGELES           )

On 10 March 1972, before me, the undersigned, a Notary Public in and for said State, personally appeared Fred Solomon known to me to be the person whose name is subscribed to the within Instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.  /s/ Ladean Lore
                                    ---------------
                                        Ladean Lore

                                                                [OFFICIAL STAMP]